Catalyst Funds

Distribution Agreement

Schedule A

Portfolios and Fee Schedule

Amendment 5 – May 23, 2011

This Amendment will serve to update the portfolios covered by the Catalyst Funds Distribution Agreement dated April 28, 2006. All other terms of the agreement remain unchanged.

Portfolios covered by the Distribution Agreement on Schedule A:

Catalyst Value Fund

Catalyst Strategic Value Fund

            Catalyst Large Cap Value Fund

Catalyst International Value Fund

Catalyst/SMH High Income Fund

Catalyst/SMH Total Return Income Fund

Catalyst/Groesbeck Growth of Income Fund

Catalyst/MAP Global Total Return Income Fund

Catalyst/MAP Global Capital Appreciation Fund

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.

Catalyst Funds

By:

/s/ Jerry J. Szilagyi

Jerry J. Szilagyi, Trustee

Catalyst Capital Advisors LLC

By:

/s/ Jerry J. Szilagyi

Jerry J. Szilagyi, Member

Matrix Capital Group

By:

/s/ David F. Ganley

David F. Ganley, Senior Vice President